                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549



                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                 AUGUST 25, 2000



                               GENZYME CORPORATION
             (Exact name of registrant as specified in its charter)


          MASSACHUSETTS                      0-14680                       06-1047163
(State or other jurisdiction of      (Commission file number)     (IRS employer identification
 incorporation or organization)                                              number)


               ONE KENDALL SQUARE, CAMBRIDGE, MASSACHUSETTS 02139
               (Address of Principal Executive Offices) (Zip Code)



               Registrant's telephone number, including area code:
                                 (617) 252-7500

ITEM 5.  OTHER EVENTS.

         On March 6, 2000, Genzyme Corporation ("Genzyme"), a Massachusetts corporation, Seagull Merger Corporation, a Massachusetts corporation and wholly-owned subsidiary of Genzyme ("Merger Sub"), and Biomatrix, Inc. ("Biomatrix"), a Delaware corporation, entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which the parties will effect a business combination through a merger of Biomatrix with and into Merger Sub (the "Merger").

         On August 25, 2000, Genzyme, Merger Sub and Biomatrix entered into Amendment No. 2 to the Agreement and Plan of Merger (the "Amendment"). Under the terms of the Amendment, the parties have agreed to extend the termination date of the Merger from September 30, 2000 to October 31, 2000 (the "Outside Date"). In addition, they have agreed that either Genzyme or Biomatrix may on October 30, 2000, by written notice to the other, extend the Outside Date to a date not later than November 15, 2000 if such party is in the process of soliciting proxies for the Biomatrix Stockholders Meeting or the Genzyme Stockholders Meeting, as the case may be.

         The preceding description of Amendment No. 2 to the Agreement and Plan of Merger is qualified in its entirety by reference to the copy of the amendment included as an exhibit hereto, which is incorporated by reference herein.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      EXHIBITS:


EXHIBIT
  NO.             DESCRIPTION
-------           -----------
99.1              Amendment No. 2 to the Agreement and Plan of Merger, as
                  amended, dated as of August 25, 2000, among Genzyme
                  Corporation, SeagullMerger Corporation and Biomatrix, Inc.
                  Filed herewith.


                                  SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     GENZYME CORPORATION



Dated:    September 13, 2000          By:  /s/ Michael Wyzga
                                          --------------------------------------
                                           Michael Wyzga, Senior Vice President
                                           and Chief Financial Officer

                                  EXHIBIT INDEX

EXHIBIT
  NO.             DESCRIPTION
-------           -----------
99.1              Amendment No. 2 to the Agreement and Plan of Merger, as
                  amended, dated as of August 25, 2000, among Genzyme
                  Corporation, Seagull Merger Corporation and Biomatrix, Inc.
                  Filed herewith.